press release                                                                UPC

           UNITED PAN-EUROPE COMMUNICATIONS N.V. RESULTS FOR THE THREE
                          MONTHS ENDING JUNE 30, 2003

Amsterdam, The Netherlands - August 14, 2003: United Pan-Europe Communications N.V. ("UPC" or the "Company") (EURONEXT Amsterdam: UPC), one of the leading broadband communications companies in Europe, today announces its operating and financial results for the second quarter, 2003.

     o Record quarter as Adjusted EBITDA<F1> reaches EUR 120m for the three months ended June 30, 2003
     o    Net income of EUR 75m generated in Q2 2003
     o Continuing generation of free cashflow<F2> of EUR 8m for the second quarter 2003.
     o New UPC to be known as UGC Europe, Inc. upon successful emergence from financial restructuring

Executive Summary

The Company is pleased to announce UPC's second quarter 2003 financial results. Our businesses have demonstrated operational improvement and have focused on cost control which have boosted Adjusted EBITDA to record levels reaching EUR 120m in the quarter. Net income was EUR 75m for the quarter. We continue to see opportunities for cost savings and operational efficiencies across our network and we will work to achieve our financial goals by realising economies of scale. Annualising our second quarter Adjusted EBITDA of EUR 120m delivers a run-rate figure of EUR 480m.

During the first six months of 2003 UPC has added more than 59,000 subscribers to our new services (internet, telephony, DTH and digital), which on a run rate basis is below guidance for the year. This shortfall is almost entirely related to the implementation of a new subscriber management system, involving the consolidation of a number of customer databases in the Netherlands, (as highlighted in both our Q4 2002 and Q1 2003 results). This database consolidation began in Q4 2002 and was substantially complete at the end of Q2 2003. This process has had and will continue to have a positive impact on UPC's cashflow as it has enabled us to improve our cash collection. In all other countries net sales and net subscriber gains are largely on budget.

Revenues have been negatively impacted by approximately EUR 8m in Q2 2003 due to exchange rate movements, particularly in Poland and to a lesser extent in Norway. Excluding the impact of exchange rate movements, total consolidated revenues increased by 2% during the second quarter 2003 growing to EUR 367m at Q2 2003 from EUR 359m at Q2 2002.

This quarter we were pleased to announce the commencement of the financial restructuring of our 100% owned subsidiary, UPC Polska. This is a separate process from the restructuring nearing

----------

1 Please see page three of this press release for a full definition of Adjusted EBITDA and page five for a reconciliation to Adjusted EBITDA to Net Income
(Loss)

2 Please see pages five and six of the press release for a reconciliation of free cashflow completion at the UPC NV level. The successful completion of the Polish restructuring will reduce consolidated debt at the UPC Group level by approximately EUR 314<F4>m as at June 30, 2003. The Plan of Restructuring filed in the US Chapter 11 proceeding contemplates that UPC will continue to hold 100% of the equity of the restructured company. We expect the restructuring of UPC Polska to be completed during the fourth quarter 2003.

UPC N.V. Restructuring Update
Since we updated the market with our first quarter results in May we were pleased to announce that the Dutch Attorney General has delivered his advice to the Dutch Supreme Court, which concluded that all of the grounds for the appeal by InterComm Holdings L.L.C. ("ICH"), in relation to the decision of the Amsterdam Court of March 13, 2003 to ratify the Akkoord are without merit and that therefore the appeal should be dismissed. The Supreme Court is independent of the Dutch Attorney General and, in most cases, reaches the same conclusion as the Attorney General.

Following the advice received from the Attorney General, the Supreme Court is expected to rule on the appeal expeditiously. We anticipate judgment in August and emergence from restructuring during the third quarter 2003.

We are pleased to formally announce that on the successful completion of our restructuring New UPC will be known as UGC Europe, Inc. ("UGC Europe") and it is anticipated its issued common stock would trade on the NASDAQ national market in the United States under the ticker symbol UGCE. We are also pleased to announce that Gene Musselman will be promoted from Chief Operating Officer to President of UPC Broadband (previously UPC Distribution).

John F. Riordan, CEO of UPC said: "I would once again like to extend my sincere thanks to the management and staff of UPC for their hard work during the second quarter 2003."

Group Financial Review

UPC's core operations have historically been split into four principal divisions as follows:

     1. UPC Distribution - local broadband operating systems providing video, telephone and internet services for residential customers (Triple
          Play).
     2. UPC Media -broadband internet and interactive digital products and services, transactional television services such as pay-per-view movies, digital broadcast and post-production services and thematic channels for distribution supporting UPC Distribution through UPC's network, third party networks and DTH platforms.
     3. Priority Telecom - providing network solutions to the business customer.
     4. Investments Division - managing our non-consolidated investment assets. During April 2003, UPC sold its shares in SBS Broadcasting S.A. to UnitedGlobalCom for EUR 100m, against a book value at April 9, 2003 of EUR 57m. UPC will continue to focus on rationalising its investment portfolio to maximise value.

Following our successful emergence from restructuring, UPC's core operations will be split into two principle divisions as follows:

     1. UPC Distribution - to be renamed UPC Broadband - local broadband operating systems providing video, telephone and internet services for residential customers (Triple Play).
     2.   Chello Media which would encompass:
          o The UPC Media businesses of broadband internet and interactive digital products and services, transactional television services such as pay-per-view movies, digital broadcast and post-production services and thematic channels, as highlighted above
          o The Investments Division highlighted above - managing our non-consolidated investment assets and Priority Telecom - providing network solutions to the business customer.

Revenue

UPC's consolidated revenue in the three months ending June 30, 2003 was EUR 359m. Revenues have been negatively impacted by approximately EUR 8m in Q2 2003 due to adverse exchange rate movements, particularly in Poland and to a lesser extent in Norway. Excluding the impact of exchange rate movements, total consolidated revenues increased by 2% during the second quarter 2003 growing to EUR 367m at Q2 2003 from EUR 359m at Q2 2002. UPC Triple Play Distribution revenue from continued operations increased 6% to EUR 331m in Q2 2003, compared to EUR 314m<F4> in Q2 2002 (including the impact of exchange rates). Revenues increased due to price rises in the period and increasing take up of new services.

---------------
4 Assumes 1:1.05 USD :EUR exchange rate



Revenues (EUR `000s)                                      Q2 2003     Q2 2002      6 months        6 months       Growth rate YTD
                                                                                   ended June      ended June     June 30, 2002
                                                                                   30, 2003        30, 2002       to YTD June 30,
                                                                                                                  2003
                                                          -----------------------------------------------------------------------

Triple Play Distribution (1)                              331,248      313,782       663,242        618,290                7%

Deconsolidated German EWT/TSS Operations                        0       11,977             0         24,468

Other (2)                                                   6,583       11,212        13,054         21,046
Total UPC Distribution                                    337,831      336,971       676,296        663,804                2%

Priority Telecom                                           27,658       30,876        54,262         62,992              -14%
UPC Media                                                  21,581       17,860        42,252         36,375               16%
UPC Investments (3)                                           122            0           245            123               99%
Intercompany Eliminations(4)                              (27,807)     (26,790)      (54,570)       (58,065)
UPC Consolidated Operations                               359,385      358,917       718,485        705,229                2%

     1.   Includes basic cable, digital, telephony, internet and DTH revenues.
     2. Network revenue, generated by operating, maintenance and leasing agreements with Priority Telecom, eliminated on consolidation
     3. UPC Investment Division has been formed in 2003 and manages our non-consolidated investment assets
     4. Intercompany eliminations are the eliminations of intercompany UPC Media revenues and network revenues

Revenues at Priority Telecom decreased to EUR 28m in the second quarter 2003 from EUR 31m in the second quarter 2002 as a direct result of its revenue rationalisation strategy whereby low margin or high price erosion and credit risk customer contracts are reduced or even eliminated. During the second quarter 2003, Priority has focused resources towards high margin direct business customer contracts, adhering to Priority's internal margin and profitability guidelines. Priority continues to refocus its product portfolio to concentrate efforts on profitable products and services. While Priority anticipates weak market conditions in the business telecommunications market during 2003 it is proactively introducing initiatives that will enable it to continue to enhance its profitability and expand the business during the remainder of the year.

UPC Media performed well in Q2 2003 and generated an increase in revenue of 21% in Q2 2003 compared with Q2 2002 with revenues increasing from EUR 18m in Q2 2002 to EUR 22m in Q2 2003, driven by a strong performance in the internet access business.

Use of Adjusted EBITDA and Other Financial Measures

Adjusted EBITDA is the primary measure used by our chief operating decision makers to evaluate segment-operating performance and to decide how to allocate resources to segments. EBITDA is an acronym for earnings before interest, taxes, depreciation and amortisation. As we use the term, Adjusted EBITDA represents net income before cumulative effects of accounting changes, share in results of affiliates, minority interests in subsidiaries, income taxes, reorganization expense, other income and expense, gain on issuance of common equity securities by subsidiaries, provision for loss on investments, gain (loss) on sale of investments in affiliates and other assets, foreign currency exchange gain
(loss), interest income and expense, impairment and restructuring charges, depreciation, amortisation, and stock-based compensation. We believe Adjusted EBITDA is meaningful because it provides investors a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that is used by our internal decision makers. We reconcile the total of the reportable segments' Adjusted EBITDA to our consolidated net income as presented in the accompanying condensed consolidated statements of operations, because we believe consolidated net income is the most directly, comparable financial measure to total segment operating performance. Investors should view Adjusted EBITDA as a supplement to, and not a substitute for, other GAAP measures of income as a measure of operating performance.

Adjusted EBITDA

UPC consolidated Adjusted EBITDA continued to improve strongly during the second quarter 2003 increasing 78% to EUR 120m, compared to EUR 67m in Q2 2002. UPC Triple Play Distribution Adjusted EBITDA increased 64% to EUR 120m in Q2 2003 from EUR 73m in Q2 2002.

Adjusted EBITDA (EUR `000s)                             Q2 2003       Q2 2002        6 months      6 months        Growth rate YTD
                                                                                     ended June    ended June      June 30, 2002 to
                                                                                     30, 2003      30, 2002        YTD June 30, 2003
                                                         ---------------------------------------------------------------------------

Triple Play Distribution (1)                             119,763        72,946       234,077       141,019                 66%

Deconsolidated German EWT/TSS Operations                       0         6,691             0        12,212

Other (2)                                                  4,622         4,853         9,761        10,680
Corporate Office (3)                                     (12,532)      (16,085)      (30,393)      (30,339)
Total UPC Distribution                                   111,853        68,405       213,445       121,360                 76%

Priority Telecom (4)                                       3,130       (1,473)         5,731        (6,149)               193%
UPC Media                                                  5,559         (112)         8,024        (5,687)               241%
UPC Investments (5)                                         (516)         674           (686)          572

UPC Consolidated                                         120,026       67,494        226,514       122,308                 85%

     1. Includes basic cable, digital, telephony, internet and DTH Adjusted EBITDA.
     2. Other includes network revenue and costs and administrative costs not attributable to a specific business line
     3. Corporate office includes operational overhead and head office activities
     4. Since Priority Telecom's listing, its results are separately announced in Dutch GAAP, and presented in US GAAP in our financial statements. Differences may occur as a result of this.
     5. UPC Investment Division has been formed in 2003 and manages our non-consolidated investment assets

Q2 2002 Adjusted EBITDA has been restated in the table above following the reallocation of previously centralised costs including Information Technology and Other (including marketing) costs to cost centers in the relevant countries.

Priority Telecom and UPC Media all demonstrated significant continued operating improvements in Q2 2003. For the second quarter 2003, Priority Telecom improved its Adjusted EBITDA loss from EUR (1.5)m in the second quarter 2002 to positive EUR 3m in Q2 2003. UPC Media improved its Adjusted EBITDA loss from EUR (0.1)m in Q2 2002 to positive EUR 6m Q2 in 2003.

The table below highlights the reconciliation of Adjusted EBITDA to the most closely comparable US GAAP measure Net income (loss).

Reconciliation of Adjusted EBITDA to Income (loss) before                                                   6 months     6 months
cumulative effect of change in accounting principle(EUR `000s)                                              ended June   ended June
                                                                   Q2 2003       Q2 2002       Q1 2003      30, 2003     30, 2002
Adjusted EBITDA                                                     120,026        67,494       106,488      226,514        122,308
Depreciation and amortisation                                      (170,651)     (172,268)     (166,616)    (337,267)      (344,900)

Impairment and restructuring charges                                    963       (21,105)            0          963        (25,048)
Stock-based compensation and retention bonuses                       (5,762)       (7,093)       (3,893)      (9,655)       (13,883)
Loss on disposal of Poland DTH                                       (6,856)            0             0       (6,856)
Operating Income (Loss)                                             (62,280)     (132,972)      (64,021)    (126,301)      (261,523)
Interest Income                                                       1,152        10,727         3,569        4,721         16,712
Interest Expense                                                    (78,035)     (224,936)      (82,377)    (160,412)      (455,141)
Foreign exchange gain (loss)                                        201,250       577,315       133,355      334,605        521,258
Gain on extinguishment of debt                                            0        347,207       69,364       69,364        471,718
Gain on sale of investment in affiliate to related third party       25,518              0            0       25,518              0
Other income (expense)                                              (11,394)        10,274       (2,878)     (14,272)      (176,666)
Net Loss before income taxes and other items                         76,211        587,615       57,012      133,223        116,358
Reorganization expenses, net                                         (4,852)             0       (7,641)     (12,493)             0
Income tax benefit (expense)                                           (703)        (2,851)        (488)      (1,191)        (1,607)
Minority interests in subsidiaries                                      (10)           126          (65)         (75)           (64)
Share in results of affiliates, net                                   4,509        (18,389)      (2,495)       2,014        (39,692)
Income (loss) before cumulative effect of change in
accounting principle                                                 75,155        566,501       46,323      121,478         74,995
Cumulative effect of change in accounting principle                       0              0            0            0     (1,498,871)
Net Income (loss)                                                    75,155        566,501       46,323      121,478     (1,423,876)

Net Results

UPC generated net income of EUR 75m, during Q2 2003 compared with a net income of EUR 567m for Q2 2002. Net income includes currency gains of EUR 201m in the second quarter 2003 and EUR 577m in Q2 2002.

Free Cashflow Reconciliation, and Capital Expenditures Update

As previously highlighted, UPC is focused on improving underlying cashflow generation. The table below demonstrates the positive Free Cashflow of EUR 8m achieved during the second quarter 2003. In addition, UPC repaid EUR 177m of debt in the quarter.

Free Cashflow is not a GAAP measure of liquidity. We define free cashflow as cashflow from operating activities less capital expenditures. We believe our presentation of free cashflow provides useful information to our investors because it can be used to gauge our ability to service debt and fund new investment opportunities. Investors should view free cashflow as a supplement to, and not a substitute for, GAAP cash flows from operating, investing and financing activities as a measure of liquidity. We continue to target tighter working capital management during the year and recurring free cashflow. We continue to target tighter working capital management during the year and recurring free cashflow.

Reconciliation of cash provided by operating activities to Free Cashflow

Reconciliation of cash provided by operating
activities to Free Cashflow (EUR 000's)                                Q2 2003


Net cash provided by operating activities                               68,338
Capital expenditure                                                    (60,170)
Free Cashflow                                                            8,168


Capital Expenditure

Capital expenditure was EUR 60m for the second quarter 2003 from EUR 71m in Q2 2002. This reduction in capital expenditure reflects both the variable nature of UPC's capital expenditure requirements - impacted by the subscriber growth achieved in the quarter and the company's ongoing focused investment in new build and upgrade; ensuring this investment generates a NPV (net present value) positive return.

The table below highlights our capital expenditure for the second quarter 2003, classified in accordance with NCTA cable industry guidelines.

Capital expenditures (EUR '000s)


                                                                       Q2 2003


Customer premise equipment                                              19,248
Commercial spending                                                          0
Scalable infrastructure                                                  3,669
Line extensions                                                         15,258
Upgrade / Rebuild                                                        5,861
Support capital                                                         12,048
Intangibles                                                                100
Priority Telecom capital expenditure                                     3,986

Total Capital Expenditures                                              60,170

Update Quarter 2, 2003 compared with Quarter 1, 2003

In the three months ended June 30, 2003, total consolidated revenues remained in line with the first quarter of 2003. Our revenues have been negatively impacted in the second quarter 2003 by approximately EUR 8m due to exchange rate movements, particularly in Poland and to a lesser extent in Norway. Excluding the impact of exchange rate movements total consolidated revenues increased by 2% during the second quarter 2003 to EUR 367m in Q2 2003 from EUR 359m in Q1 2003.

Total consolidated Adjusted EBITDA increased 14% to EUR 120m in Q2 2003 compared with EUR 106m in Q1 2003. Net income improved from EUR 46m in Q1 2003 to EUR 75m in Q2 2003.

Consolidated Operating Statistics

The table below shows operating statistics for UPC on a consolidated basis:

During the first six months of 2003 UPC has added more than 59,000 subscribers to our new services (internet, telephony, DTH and digital), which on a run rate basis is below guidance for the year. This shortfall is almost entirely related to the implementation of a new subscriber management system, involving the consolidation of a number of customer databases in the Netherlands, (as highlighted in both our Q4 2002 and Q1 2003 results). This database consolidation began in Q4 2002 and was substantially complete at the end of Q2 2003. This process has had and will continue to have a positive impact on UPC's cashflow as it has enabled us to improve our cash collection. In all other countries net sales and net subscriber gains are largely on budget.

In July 2003 UPC announced it had secured the exclusive pay television rights to the UEFA champions league football for a three-year period in the Netherlands and Belgium. We expect that offering these premier football channels in the Netherlands, coupled with the expansion of the digital basic package to more than 60 channels, will boost demand for UPC's digital product.

UPC has added close to 50,000 internet subscribers during the first six months of 2003. In July 2003 UPC announced the extension of its chello internet product range, offering subscribers a choice of products with different connection speeds and price points in the Netherlands, France and Austria. We expect these product launches will further boost demand for the chello product across our footprint.

Consolidated Operating Statistics


                                                    Q2 2003           Q2 2002

(all figures in '000s)

Total Homes Passed (1)                               10,295            10,212
Two-way Homes Passed (1)                              5,593             5,343

Basic Cable Subscribers                               6,609             6,612

Digital Subscribers                                     129               126
Telephony Subscribers (2)                               459               465
Internet Subscribers (3)                                723               593
Net Service Subscribers                               1,312             1,183

DTH Subscribers                                         154               114

Total Residential RGUs (4)                            8,074             7,909

Disposed operations
Germany (EWT / TSS)                                       0               584
Total disposed operations                                 0               584

Total consolidated RGUs                               8,074             8,493

1) Excludes Germany EWT / TSS which was deconsolidated on August 1, 2002
2) Includes residential cable and non-cable telephony subscribers.
3) Includes residential and third party ISP subscribers
4) Sum of basic cable, digital, Internet, telephony and DTH subscribers


The table below highlights UPC's average revenue per subscriber per month ("ARPU"). These subscriber statistics have historically been calculated excluding Germany (the EWT / TSS Group), which was deconsolidated on August 1, 2002. However, for completeness the table below highlights ARPU both with and without our German operations during Q2 2002.

Average Revenue per Subscriber                        Q2 2003           Q2 2002
(figures in EUR per month)

Excluding Germany
ARPU per RGU (1)                                        13.68             13.27
ARPU per basic West European cable subscriber (2)       20.91             19.88
ARPU per basic East European cable subscriber (2)        8.99              8.71

Including Germany
ARPU per RGU (3)                                        13.68             12.74
ARPU per basic West European cable subscriber (4)       20.91             18.25
ARPU per basic East European cable subscriber (4)        8.99              8.71


1) ARPU calculations exclude Germany but include DTH. In EUR per month, calculated as straight line average: quarterly triple play revenues divided by average of opening and closing triple play subscribers in the quarter
2) Basic cable, Internet, telephony, digital revenue (excludes DTH) divided by basic cable subscribers (excluding Germany)
3) ARPU calculations include Germany and DTH. In EUR per month, calculated as straight line average: quarterly triple play revenues divided by average of opening and closing triple play subscribers in the quarter
4) Basic cable, Internet, telephony, digital revenue (excludes DTH) divided by basic cable subscribers (includes Germany)

2003 Outlook

The Company continues to prioritise Adjusted EBITDA and free cashflow generation. A key variable for UPC's 2003 financial results continues to be the resolution of the Europe Movieco Partners court case regarding minimum programme guarantees which may negatively impact UPC's consolidated Adjusted EBITDA by up to EUR 25m in 2003 and for each of the next two years. In addition, the Company's financial results will be impacted by its success in reaching its targeted net additions of 430,000 subscribers during the year.

Given our Q1 and Q2 2003 financial results and in particular the net subscriber shortfall compared to guidance, we are forecasting full year 2003 Adjusted EUR 500m and reducing capital expenditure guidance to EUR 300m for the full year 2003.

We are unable to provide a reconciliation of forecasted Adjusted EBITDA to the most directly comparable GAAP measure, net income, because certain items are out of our control and/or cannot be reasonably predicted. For example, it is impractical to: (1) estimate future fluctuations in interest rates on our variable-rate debt facilities; (2) estimate the fluctuations in exchange rates relative to our U.S. dollar denominated debt; (3) estimate the financial results of our non-consolidated affiliates; and (4) estimate changes in circumstances that lead to gains and/or losses such as our restructuring and the restructuring of UPC Polska and/or sales of investments in affiliates and other assets. Any and/or all of these items could be significant to our financial results.

Following the successful completion of the restructuring at both UPC Polska and UPC N.V., UPC forecasts total year-end net debt of less than EUR 3.1 billion, significantly reducing UPC's leverage to less than 6.5x using Q2 annualised Adjusted EBITDA of EUR 480m, and approaching levels achieved by comparable US cable operators.

This press release should be read in conjunction with the Company's financial statements and notes, which will be filed on Form 10Q with the SEC on August 14, 2003. This filing will be found on the UPC website at www.upccorp.com.

United Pan-Europe Communications N.V. is one of the leading broadband communications and entertainment companies in Europe. Through its broadband networks, UPC provides television, Internet access, telephony and programming services. UPC's shares are traded on Euronext Amsterdam Exchange (UPC) and in the United States on the Over The Counter Bulletin Board (UPCOY). UPC is majority owned by UnitedGlobalCom, Inc. (NASDAQ: UCOMA).

NOTE: Except for historical information contained herein, this release contains forward-looking statements, which involve certain risks, and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include the company's ability to restructure its outstanding indebtedness on a satisfactory and timely basis, the ramifications of any restructuring, the acceptance and continued use by subscribers and potential subscribers of the Company's services, changes in the technology and competition, our ability to achieve expected operational efficiencies and economies of scale, our ability to generate expected revenue and achieve assumed margins, as well as other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission.

For further information please contact:

Claire Appleby                             Bert Holtkamp
Director of Investor Relations             Director of Corporate Communications
0044 (0) 207 838 2004                      0031 20 778 9447 or  0031 655 38 0594
Email:ir@upccorp.com                       Email: corpcomms@upccorp.com

Also, please visit www.upccorp.com for further information about UPC

                                                                                              June 30,      December 31,
                                                                                                2003            2002
                                                                                              --------      ------------
ASSETS

Current assets
   Cash and cash equivalents...........................................................         178,499         255,062
   Restricted cash.....................................................................          35,471          18,352
   Subscriber receivables, net of allowance for doubtful accounts of
   35,875 and 52,232, respectively.....................................................          69,601          95,526
   Costs to be reimbursed by affiliated companies......................................           2,955           4,054
   Other receivables...................................................................          30,298          40,588
   Deferred financing costs, net.......................................................          46,746          59,375
   Prepaid expenses and other current assets...........................................          67,147          79,345
                                                                                            ------------   -------------
      Total current assets.............................................................         430,717         552,302
Marketable debt and equity securities, at fair value...................................          31,704          12,760
Investments in and advances to affiliated companies....................................          44,825         114,680
Property, plant and equipment, net.....................................................       2,884,090       3,175,363
Goodwill, net..........................................................................         988,208         944,670
Other intangible assets, net...........................................................          70,384          77,607
Other assets...........................................................................           2,407           3,635
                                                                                            ------------   -------------
         Total assets..................................................................       4,452,335       4,931,017
                                                                                            ============   =============



                                                                                              June 30,      December 31,
                                                                                                2003            2002
                                                                                              --------      ------------
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT):
 Current liabilities
 Not subject to compromise:
   Accounts payable, including related party payables of 4,821 and 5,189
   respectively........................................................................         158,367         166,679
   Accrued liabilities.................................................................         248,971         281,211
   Subscriber prepayments and deposits.................................................         137,703         121,749
   Derivative liabilities..............................................................           4,089          10,133
   Short-term debt.....................................................................           5,243          58,363
   Current portion of long-term debt...................................................       3,357,791       3,212,302
                                                                                            ------------   -------------
         Total current liabilities not subject to compromise...........................       3,912,164       3,850,437
                                                                                            ------------   -------------
Subject to compromise:
   Accounts payable....................................................................          36,889          36,889
   Accrued liabilities.................................................................         329,013         351,500
   Current portion of long-term debt, including related party debt of 2,180,560
   and 2,358,380 respectively..........................................................       4,672,594       5,043,346
                                                                                            ------------   -------------

         Total current liabilities subject to compromise...............................       5,038,496       5,431,735
                                                                                            ------------   -------------
Long-term liabilities
   Not subject to compromise:
   Long term debt......................................................................          60,209         427,444
   Deferred gain on sale of assets.....................................................         150,321         150,321
   Other long-term liabilities.........................................................          85,605          83,999
                                                                                            ------------   -------------
         Total long-term liabilities not subject to compromise.........................         296,135         661,764
                                                                                            ============   =============

Commitments and contingencies (Note 8)

Minority interests in subsidiaries                                                                1,504           1,660
                                                                                            ------------   -------------

Convertible preferred stock subject to compromise:
   Convertible preferred stock.........................................................       1,664,689       1,664,689
                                                                                            ------------   -------------

                                                                                              June 30,      December 31,
                                                                                                2003            2002
                                                                                              --------      ------------
Shareholders' equity (deficit)
   Priority stock, 0.02 par value, 300 shares authorized, issued and outstanding                      -               -
   Ordinary stock, 0.02 par value, 1,000,000,000 shares authorized, 443,417,525
   shares issued and outstanding.......................................................           8,868         443,418
   Additional paid-in capital..........................................................       3,192,883       2,740,586
   Deferred compensation...............................................................          (9,061)        (16,888)
   Accumulated Deficit.................................................................      (9,932,152)   (10,053, 630)
   Accumulated other comprehensive income..............................................         278,809         207,246
                                                                                            ------------   -------------
         Total shareholders' equity (deficit)..........................................      (6,460,653)     (6,679,268)
                                                                                            ------------   -------------
         Total liabilities and shareholders' equity (deficit)..........................       4,452,335       4,931,017
                                                                                            ============   =============


Statements of Operations

                                                                                              Three Months
                                                                                             Ended June 30,
                                                                                     ------------------------------
                                                                                         2003              2002
                                                                                     ------------      ------------
Revenue.......................................................................           359,385           358,917
Operating expense (1).........................................................          (155,189)         (192,701)
Selling, general and administrative expense...................................           (96,788)         (105,815)
Depreciation and amortization ................................................          (170,651)         (172,268)
Impairment and restructuring charges .........................................               963           (21,105)
                                                                                     ------------      ------------
   Operating income (loss) ...................................................           (62,280)         (132,972)
Interest income ..............................................................             1,152            10,727
Interest expense .............................................................           (78,035)         (160,278)
Interest expense - related party .............................................                 -           (64,658)
Foreign currency exchange gain ...............................................           201,250           577,315
Gain on extinguishment of debt................................................                 -           347,207
Gain on sale of investment in affiliate to related party......................            25,518                 -
Other income (expense), net ..................................................           (11,394)           10,274
                                                                                     ------------      ------------
   Income (loss) before income taxes and other items .........................            76,211           587,615
Reorganization expense .......................................................            (4,852)                -
Income tax expense, net ......................................................              (703)           (2,851)
Minority interests in subsidiaries, net ......................................               (10)              126
Share in results of affiliates, net ..........................................             4,509           (18,389)
                                                                                     ------------      ------------

   Income (loss) before cumulative effect of change in accounting principle ..            75,155           566,501
Cumulative effect of change in accounting principle ..........................                 -                 -
                                                                                     ------------      ------------
   Net income (loss) .........................................................            75,155           566,501
                                                                                     ============      ============
Statement of Comprehensive Income


   Net income (loss).........................................................             75,155           566,501
Other comprehensive income (loss), net of tax:
   Foreign currency translation adjustments...................................            24,457            56,410
   Change in fair value of derivative assets .................................             3,731             5,210
   Change in unrealized gain in available-for-sale securities ................            14,336           (19,037)
                                                                                     ------------      ------------
      Comprehensive income (loss).............................................           117,679           609,084
                                                                                     ============       ===========

(1) Excluding depreciation and amortization, and impairment and restructuring charges shown separately below.


Statements of Operations

                                                                                               Six Months
                                                                                             Ended June 30,
                                                                                     ------------------------------
                                                                                         2003              2002
                                                                                     ------------      ------------
Revenue.......................................................................           718,485           705,229
Operating expense (1).........................................................          (313,612)         (380,732)
Selling, general and administrative expense...................................          (194,870)         (216,072)
Depreciation and amortization ................................................          (337,267)         (344,900)
Impairment and restructuring charges .........................................               963           (25,048)
                                                                                     ------------      ------------
   Operating income (loss) ...................................................          (126,301)         (261,523)
Interest income ..............................................................             4,721            16,712
Interest expense .............................................................          (160,412)         (332,067)
Interest expense - related party .............................................                --          (123,074)
Foreign currency exchange gain ...............................................           334,605           521,258
Gain on extinguishment of debt................................................            69,364           471,718
Gain on sale of investment in affiliate to related party......................            25,518                --
Other income (expense), net ..................................................           (14,272)          (176,666)
                                                                                     ------------      ------------
   Income (loss) before income taxes and other items .........................           133,223            116,358
Reorganization expense .......................................................           (12,493)               --
Income tax expense, net ......................................................            (1,191)           (1,607)
Minority interests in subsidiaries............................................               (75)              (64)
Share in results of affiliates, net ..........................................             2,014           (39,692)
                                                                                     ------------      ------------

   Income (loss) before cumulative effect of change in accounting principle ..           121,478            74,995
Cumulative effect of change in accounting principle ..........................                --        (1,498,871)
                                                                                     ------------      ------------
   Net income (loss) .........................................................           121,478        (1,423,876)
                                                                                     ============      ============

Statement of Comprehensive Income

   Net income (loss).........................................................            121,478        (1,423,876)
Other comprehensive income (loss), net of tax:
   Foreign currency translation adjustments...................................            44,234            12,415
   Change in fair value of derivative assets .................................            10,133            13,212
   Change in unrealized gain in available-for-sale securities ................            17,196           (16,029)
                                                                                     ------------      ------------
      Comprehensive income (loss).............................................           193,041        (1,414,278)
                                                                                     ============       ===========

(1) Excluding depreciation and amortization, and impairment and restructuring charges shown separately below.




                                Priority Stock           Ordinary Stock
                                --------------           --------------
                                                                                    Additional
                                                                                      Paid-in
                             Shares      Amount        Shares       Amount            Capital
                             ------      ------        ------       ------         ----------
December 31, 2002..........   300           -         443,417,525   443,418         2,740,586
Decrease in nominal value..     -           -                   -  (434,550)          434,550
Amortization of deferred
  compensation.............     -           -                   -         -                 -
Capital contribution
  from subsidiary of
  parent...................     -           -                   -         -            17,747
Net income.................     -           -                   -         -                 -
Unrealized gain on
  available-for-sale
  securities...............     -           -                   -         -                 -
Change in fair value of
  derivative assets........     -           -                   -         -                 -
Change in foreign                                               -         -                 -
  currency translation
  adjustments..............     -           -                   -         -                 -
                            -----       -----        ------------  --------        ----------
June 30, 2003............     300           -         443,417,525     8,868         3,192,883
                            =====       =====        ============  ========        ==========




                                                                Accumulated Other
                               Deferred        Accumulated      Comprehensive
                             Compensation        Deficit              Income          Total
                             ------------      ------------     -----------------     -----
December 31, 2002..........    (16,888)       (10,053,630)         207,246         (6,679,268)
Decrease in nominal value..          -                  -                -                  -
Amortization of deferred
  compensation.............      7,827                  -                -              7,827
Capital contribution
  from subsidiary of
  parent...................          -                  -                -             17,747
Net income.................          -            121,478                -            121,478
Unrealized gain on
  available-for-sale
  securities...............          -                  -           17,196             17,196
Change in fair value of
  derivative assets........          -                  -           10,133             10,133
Change in foreign
  currency translation
  adjustments..............          -                  -           44,234             44,234
                               -------         -----------         -------         ------------
June 30, 2003..............    (9,061)         (9,932,152)         278,809         (6,460,653)
                               =======         ===========         =======         ============



                                                                                                      Six Months
                                                                                                   Ended June 30,
                                                                                              -----------------------
                                                                                                2003         2002
                                                                                              ---------   -----------
Cash flows from operating activities:
Net income (loss) .....................................................................        121,478    (1,423,876)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
   Depreciation and amortization ......................................................        337,267      344,900
   Impairment and restructuring charges ...............................................           (963)      25,048
   Stock-based compensation ...........................................................          9,655       13,883
   Accretion of interest ..............................................................         25,176      181,044
   Amortization of deferred financing costs ...........................................         12,588       15,576
   Foreign exchange gains..............................................................       (324,042)    (522,168)
   Gain on extinguishment of debt......................................................        (69,364)    (471,718)
   Gain on sale of investment in affiliate.............................................        (25,518)          --
   Loss on derivative assets ..........................................................         10,221      186,675
   Minority interests in subsidiaries .................................................             75           64
   Share in results of affiliated companies ...........................................         (2,014)      39,692
   Cumulative effect of change in accounting principle.................................             --     1,498,871
   Loss on sale of assets..............................................................             --        12,092
   Other...............................................................................          2,655        16,762
      Decrease in restricted cash .....................................................             --        30,314
      Change in receivables ...........................................................         50,338        36,091
      Change in other current liabilities .............................................        (10,278)     (182,215)
      Change in deferred taxes and other long-term liabilities ........................          1,606       (47,346)
                                                                                              ---------   -----------

Net cash flows from operating activities ..............................................        138,880      (246,311)
                                                                                              ---------   -----------

Cash flows from investing activities:
Capital expenditures ..................................................................       (103,085)     (172,762)
Proceeds received from the sale of assets .............................................        100,663            --
Restricted cash deposited, net ........................................................        (17,119)      (12,038)
Purchase of derivatives ...............................................................         (9,090)           --
Derivative loan settlement.............................................................        (50,975)           --
Dividends received ....................................................................          3,745         8,031
Acquisitions, net of cash acquired ....................................................           (671)      (24,060)
                                                                                              ---------   -----------
Net cash flows from investing activities ..............................................        (76,532)    (200,829)
                                                                                              ---------   -----------

Cash flows from financing activities:
Proceeds from long-term and short-term borrowings......................................             --       10,665
Repayments of long-term and short-term borrowings......................................       (128,348)     (44,574)
                                                                                              ---------   -----------
Net cash flows from financing activities...............................................       (128,348)     (33,909)
                                                                                              ---------   -----------

Effect of exchange rates on cash ......................................................        (10,563)       8,823
                                                                                              ---------   -----------

Net decrease in cash and cash equivalents .............................................        (75,563)    (472,226)
Cash and cash equivalents at beginning of period.......................................        255,062      855,001
                                                                                              ---------   -----------
Cash and cash equivalents at end of period.............................................        178,499      382,775
                                                                                              =========   ===========

Supplemental cash flow disclosures:
   Cash paid for reorganization expenses...............................................        (12,511)     (11,195)
                                                                                              =========   ===========
   Cash paid for interest..............................................................       (106,888)    (123,063)
                                                                                              =========   ===========
   Cash received for interest..........................................................          3,432       12,444
                                                                                              =========   ===========

                                                                   June 30, 2003
                       ------------------------------------------------------------------------------------------------------
                                                                                                        Video
                                                                                        -------------------------------------
                                                                                                                   Direct to
                       UPC Paid        Homes in    Homes        Two Way       Basic       Analog       Digital     Home (DTH)
                         in            Service     Passed (2)    Homes     Penetration  Subscribers  Subscribers  Subscribers
                       Ownership       Area (1)                Passed (3)                   (4)          (5)          (6)
                       ------------------------------------------------------------------------------------------------------
   Norway............     100.0%        529,000       483,800     199,400     70.0%         338,500       32,500            -
   Sweden............     100.0%        770,000       421,600     265,800     65.6%         276,700       19,900            -
   Belgium...........     100.0%        530,000       153,700     153,700     85.0%         130,700            -            -
   France............      92.0%      2,656,600     1,363,300     673,200     34.1%         465,500        7,100            -
   The Netherlands...     100.0%      2,652,100     2,589,600   2,336,400     89.0%       2,304,200       47,500            -
   Austria...........      95.0%      1,081,400       923,300     920,100     54.1%         499,400       22,200            -
                                     ----------    ----------   ---------                 ---------      -------      -------
     Total Western
     Europe..........                 8,219,100     5,935,300   4,548,600                 4,015,000      129,200            -
                                     ----------    ----------   ---------                 ---------      -------      -------

   Poland............     100.0%      1,870,700     1,870,700     262,000     52.8%         987,500            -            -
   Hungary...........   99.8-100.0%   1,001,100       966,500     521,500     71.8%         694,200            -       85,100
   Czech Republic....   99.9-100.0%     913,000       681,400     240,200     43.5%         296,600            -       58,900
   Romania...........     100.0%        659,600       458,400           -     72.1%         330,300            -            -
   Slovak Republic...   95.0-10         517,800       382,700      21,100     74.4%         284,900            -       10,200
                                     ----------    ----------   ---------                 ---------      -------      -------
      Total Eastern
      Europe.........                 4,962,200     4,359,700   1,044,800                 2,593,500            -      154,200
                                     ----------    ----------   ---------                 ---------      -------      -------
                                     ==========    ==========   =========                 =========      =======      =======
      Total..........                13,181,300    10,295,000   5,593,400                 6,608,500      129,200      154,200
                                     ==========    ==========   =========                 =========      =======      =======

                       ------------------------------------------------------------------------------------------
                                      Telephony                                     Internet
                        -------------------------------------  --------------------------------------------------
                                                                                          3rd Party
                           Homes     Residential     Lines        Homes     Residential      ISP
                        Serviceable  Subscribers  Residential  Serviceable  Subscribers  Subscribers     Total
                            (7)          (8)          (9)          (10)        (11)         (12)        RGUs (13)
                       ------------------------------------------------------------------------------------------

   Norway............       136,300       23,400       25,800      199,400       33,400            -      427,800
   Sweden............             -            -            -      265,800       66,100            -      362,700
   Belgium...........             -            -            -      153,700       25,300            -      156,000
   France............       673,200       56,800       58,300      673,200       23,100            -      552,500
   The Netherlands...     1,597,300      160,600      188,100    2,336,400      310,900            -    2,823,200
   Austria...........       899,700      150,500      152,000      920,100      191,800            -      863,900
                          ---------      -------      -------    ---------      -------          ---    ---------
     Total Western
     Europe..........     3,306,500      391,300      424,200    4,548,600      650,600            -    5,186,100
                          ---------      -------      -------    ---------      -------          ---    ---------

   Poland............             -            -            -      262,000       19,100            -    1,006,600
   Hungary...........        84,900       64,900       71,500      461,300       33,000          500      877,700
   Czech Republic....        17,700        3,000        3,000      240,200       19,900            -      378,400
   Romania...........             -            -            -            -            -            -      330,300
   Slovak Republic...             -            -            -       15,600          200            -      295,300
                          ---------      -------      -------    ---------      -------          ---    ---------
      Total Eastern
      Europe.........       102,600       67,900       74,500      979,100       72,200          500    2,888,300
                          ---------      -------      -------    ---------      -------          ---    ---------
                          =========      =======      =======    =========      =======          ===    =========
      Total..........     3,409,100      459,200      498,700    5,527,700      722,800          500    8,074,400
                          =========      =======      =======    =========      =======          ===    =========

(1) "Homes in Service Area" represents the number of homes in a certain franchise area that can potentially be served.

(2) "Homes Passed" represents the number of homes that can be connected to our distribution system without further extending the cable network distribution plant.

(3) "Two-Way Homes Passed" represents the number of homes passed by our network where customers can request and receive the installation of a two-way addressable set-top box, cable modem and/or voice port which, in most cases, allows for the provision of video, voice and data (broadband) services.

(4) "Analogue Subscriber", is a home or commercial unit that receives our cable service.

(5) "Digital Subscriber" is a home or commercial unit with one or more digital converter boxes that receives our digital service. A Digital Subscriber is also counted as an Analog Subscriber.

(6) "DTH Subscriber" is a home or commercial unit with one or more television sets that receives our video programming broadcast directly to the home via geosynchronous satellites.

(7) "Telephony Homes Serviceable" represents the number of homes that can be connected to our cable distribution system, or our copper (twisted pair) network in certain areas, where customers can request and receive voice services.

(8) "Residential Telephony Subscriber" is a home with one or more voice ports connected to our broadband network, or our copper (twisted pair) network in certain areas, where a customer has requested and is receiving voice services.

(9)  "Telephony Lines" are the number of lines provided to our Telephony
     Subscribers.

(10) "Internet Homes Serviceable" represents the number of homes that can be connected to our cable distribution system where customers can request and receive high-speed Internet access services.

(11) "Residential Internet Subscriber" is a home or commercial unit connected to our broadband network, where a customer has requested and is receiving chello broadband high-speed Internet access services.

(12) Broadband Internet subscribers who are not served by chello broadband.

(13) "Total Subscribers", or "Total RGUs" is the sum of Analogue, Digital, DTH,
     Telephony and Broadband Internet Subscribers.
